UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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Air Products Files Preliminary Proxy Materials
in Connection with Airgas 2010 Annual Meeting

Urges Airgas Shareholders to Vote for Three Independent and Highly Qualified
Board Nominees and Support Air Products’ Additional Proposals to Establish
a Board Which Will Represent Their Best Interests

LEHIGH VALLEY, Pa., (June 16, 2010) – Air Products (NYSE: APD) today announced it has filed preliminary proxy materials with the Securities and Exchange Commission (SEC) in connection with its planned solicitation of proxies at the 2010 Annual Meeting of Airgas, Inc. (NYSE: ARG).  Air Products intends to solicit proxies from Airgas stockholders to elect three independent nominees to the Airgas Board of Directors and approve its additional proposals in order to establish an Airgas Board that will act in the shareholders’ best interests.  Airgas’ 2010 Annual Meeting remains unscheduled but Airgas has stated in SEC filings that it expects to hold the meeting on or before September 17, 2010.

As previously outlined in its formal notice to Airgas, Air Products is seeking support from Airgas shareholders to elect three highly qualified independent nominees to the Airgas Board: John P. Clancey, Chairman Emeritus of Maersk Inc. and Maersk Line Limited; Robert L. Lumpkins, Chairman of the Board of Directors of The Mosaic Company; and Ted B. Miller, Jr., former Chairman and Chief Executive Officer of Crown Castle International Corp.

Air Products is also seeking approval by Airgas shareholders of three additional proposals:
•	A proposal amending Airgas’ By-Laws to limit the Airgas Board’s ability to re-seat directors not elected by Airgas shareholders (excluding the Chief Executive Officer)
•	A proposal requiring future Airgas annual shareholder meetings, including for 2011, to be held in January
•	A proposal repealing all By-Law amendments adopted by the Airgas Board after April 7, 2010

John E. McGlade, Air Products’ chairman, president and chief executive officer, said, “We believe the current Airgas Board has not been acting in the best interests of Airgas shareholders.  The current Airgas Board has rejected our all-cash, fully financed offer at a substantial premium, has refused to engage with us or to appoint a special committee of independent directors to evaluate our offer, and is maintaining defensive measures to block completion of our offer.  We further believe that the current Board has failed to explain how Airgas will deliver value equal to the $60.00 per share in cash we have offered.”

McGlade continued, “We believe Airgas shareholders deserve a Board of Directors that answers to them and will act in their best interests.  We therefore urge Airgas shareholders to vote for our proposals and highly qualified nominees.  By supporting our proposals and voting for our nominees, Airgas shareholders can send a strong message to the Airgas Board that they want directors who will act in their best interests and constructively engage with Air Products.”

The Air Products nominees to the Airgas Board of Directors are:

John P. Clancey
Age: 65
Mr. Clancey has more than 22 years of experience as both CEO and Chairman of complex international businesses, and 16 years of experience serving on the boards of large public companies across a range of industries.  He is currently Chairman Emeritus of Maersk Inc. and Maersk Line Limited, a division of the A.P. Moller - Maersk Group, one of the world’s largest shipping companies.  Mr. Clancey previously served as Chairman of Maersk Inc., where he managed the company’s ocean transportation, truck and rail, logistics and warehousing and distribution businesses, and as Chief Executive Officer and President of Sea-Land Service, Inc.  Mr. Clancey is currently a Principal and founder of Hospitality Logistics, International, a furniture, fixtures and equipment logistics services provider serving customers in the hotel industry.  He has served as a member of the board of directors of UST Inc., Foster Wheeler AG, and AT&T Capital.  Mr. Clancey, a former Captain in the United States Marine Corps, received a B.A. in Economics and Political Science from Emporia State College.

Robert L. Lumpkins
Age: 66
Mr. Lumpkins has more than 40 years of significant operational, management, financial and governance experience from a variety of positions in major international corporations, covering both developed and emerging countries, and service on public company boards in a wide range of industries.  He is currently the Chairman of the board of directors of The Mosaic Company, a producer and marketer of crop and animal nutrition products and services, a position he has held since the creation of the company in October 2004.  He previously served as Vice Chairman of Cargill Inc., a commodity trading and processing company, until his retirement in 2006, and as Cargill’s Chief Financial Officer from 1989 until 2005.  Mr. Lumpkins currently serves as a director of Ecolab, Inc., a cleaning and sanitation products and services provider; a Senior Advisor to Varde Partners, Inc., an asset management company specializing in alternative investments; and a member of the Advisory Board of Metalmark Capital, a private equity investment firm.  He also serves as a Trustee of Howard University.  He received an M.B.A. from the Stanford Graduate School of Business and a B.S. in Mathematics from the University of Notre Dame.

Ted B. Miller, Jr.
Age: 58
Mr. Miller has extensive executive, financial and governance experience as a founder, significant shareholder, executive officer and director of both start-up companies and large public companies.  He is the former Chairman and Chief Executive Officer of Crown Castle International Corp., a wireless communications company he founded in 1995 that currently has an equity market capitalization in excess of $10 billion.  He currently serves as President of 4M Investments, LLC, an international private investment company.  He is also the founder, Chairman and majority shareholder of M7 Aerospace LP, a privately held aerospace service, manufacturing and technology company; founder, Chairman and majority shareholder of Intercomp Technologies, LLC, a privately held business process outsourcing company; and founder, Chairman and majority shareholder of Visual Intelligence, a privately held imaging technologies company.  Mr. Miller previously served as a member of the board of directors of Affiliated Computer Services, Inc., from November 2008 until its acquisition by Xerox Corporation in February 2010.  He received a J.D. from Louisiana State University and a B.B.A. from the University of Texas.

Airgas has not yet set the record date for its 2010 Annual Meeting.  Air Products encourages Airgas shareholders to take the necessary steps with their custodial banks and brokerage firms, once the record date is set, to ensure they have the ability to vote at the annual meeting.  Investors who are interested in purchasing shares and voting such shares at the Annual Meeting should complete any purchases at least three trading days prior to the record date in order to allow for trade settlement by the record date.

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. In fiscal 2009, Air Products had revenues of $8.3 billion, operations in over 40 countries, and 18,900 employees around the globe. For more information, visit: www.airproducts.com.

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. ("Air Products"), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. ("Airgas") not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the "Offer to Purchase").  The purchase price to be paid upon the successful closing of the cash tender offer is $60.00 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended. The offer is scheduled to expire at midnight, New York City time, on Friday, August 13, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov. The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a preliminary proxy statement on Schedule 14A with the SEC on June 16, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders.  Air Products expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders and may file other proxy solicitation material in connection therewith.  Any definitive proxy statement will be mailed to shareholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.   These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees will be included in the definitive proxy statement Air Products intends to file with the SEC relating to the 2010 annual meeting of Airgas stockholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the definitive proxy statement and other relevant materials to be filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. The forward-looking statements in this release speak only as of the date of this filing. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

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Media Inquiries:
(Air Products)
Betsy Klebe, tel: (610) 481-4697; e-mail: klebeel@airproducts.com.

(Sard Verbinnen & Co)
George Sard/David Reno, tel: (212) 687-8080.

Investor Inquiries:
(Air Products)
Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.

(MacKenzie Partners)
Larry Dennedy/Charlie Koons, tel: (212) 929-5239; (212) 929-5708.